Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1995 - B Owner Trust
                          For the Month of July 1998
                     Distribution Date of August 17, 1998
                           Servicer Certificate #34

Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                    $120,655,534.13
Beginning Pool Factor                                           0.2298413

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $8,218,704.75
     Interest Collected                                     $1,000,089.81

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $197,832.59
Total Additional Deposits                                     $197,832.59

Repos / Chargeoffs                                             $67,007.09
Aggregate Number of Notes Charged Off                                  64

Total Available Funds                                       $8,900,688.93

Ending Pool Balance                                       $112,885,760.51
Ending Pool Factor                                              0.2150404

Servicing Fee                                                 $100,546.28

Repayment of Servicer Advances                                $515,938.22

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,495,439.85
     Target Percentage                                               5.50%
     Target Balance                                         $6,208,716.83
     Minimum Balance                                       $11,023,980.93
     (Release) / Deposit                                     ($471,458.92)
     Ending Balance                                        $11,023,980.93

Current Weighted Average APR:                                       9.800%
Current Weighted Average Remaining Term (months):                   21.35

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days           $1,279,797.66      767
                                31 - 60 days            $322,298.59      190
                                60+  days               $128,435.57       62

     Total:                                           $1,730,531.82      790

     Balances:                  60+  days             $1,108,659.81       62

Memo Item - Reserve Account
     Prior Month                                     $11,023,980.93
+    Invest. Income                                      $50,833.84
+    Excess Serv.                                       $420,625.08
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $11,495,439.85

Exhibit 20.2
Page 2 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of July 1998

                                                                              NOTES
                                                           (Money Market)
                                              TOTAL         CLASS A - 1        CLASS A - 2        CLASS A - 3       CERTIFICATES
                                       $525,000,000.00     $122,300,000.00    $100,000,000.00    $284,325,000.00     $18,375,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                        0.00%              0.00%             96.50%              3.50%
     Coupon                                                         5.750%             5.940%             6.050%             6.220%

Beginning Pool Balance                 $120,655,534.13
Ending Pool Balance                    $112,885,760.51

Collected Principal                      $7,702,766.53
Collected Interest                       $1,000,089.81
Charge - Offs                               $67,007.09
Liquidation Proceeds / Recoveries          $197,832.59
Servicing                                  $100,546.28
Cash Transfer from Reserve Account               $0.00
Total Collections Available
  for Debt Service                       $8,800,142.65

Beginning Balance                      $120,655,534.13               $0.00              $0.00    $110,498,144.40     $10,157,389.73

Interest Due                               $609,743.95               $0.00              $0.00        $557,094.81         $52,649.14
Interest Paid                              $609,743.95               $0.00              $0.00        $557,094.81         $52,649.14
Principal Due                            $7,769,773.62               $0.00              $0.00      $7,497,831.54        $271,942.08
Principal Paid                           $7,769,773.62               $0.00              $0.00      $7,497,831.54        $271,942.08

Ending Balance                         $112,885,760.51               $0.00              $0.00    $103,000,312.86      $9,885,447.65
Note / Certificate Pool Factor                                      0.0000             0.0000             0.3623             0.5380
   (Ending Balance / Original Pool Amount)
Total Distributions                      $8,379,517.57               $0.00              $0.00      $8,054,926.35        $324,591.22

Interest Shortfall                               $0.00               $0.00              $0.00              $0.00              $0.00
Principal Shortfall                              $0.00               $0.00              $0.00              $0.00              $0.00
     Total Shortfall                             $0.00               $0.00              $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                           $420,625.08
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance          $11,495,439.85
(Release) / Draw                          ($471,458.92)
Ending Reserve Acct Balance             $11,023,980.93

Exhibit 20.2
Page 3 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of July 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                     4                   3                   2                   1
                                         Mar-98                Apr-98              May-98              Jun-98              Jul-98
Beginning Pool Balance              $160,087,143.54     $149,863,734.61     $139,446,823.57     $131,261,355.66     $120,655,534.13

A)   Loss Trigger:
Principal of Contracts Charged Off       $41,333.74          $87,825.24         $105,061.20         $126,322.91          $67,007.09
Recoveries                              $583,334.83         $301,402.14         $247,495.63         $138,992.46         $197,832.59

Total Charged Off (Months 5, 4, 3)      $234,220.18
Total Recoveries (Months 3, 2, 1)       $584,320.68
Net Loss / (Recoveries) for 3 Mos      ($350,100.50)(a)

Total Balance (Months 5, 4, 3)      $449,397,701.72(b)

Loss Ratio Annualized  [(a/b) * (12)]       -0.9349%

Trigger:  Is Ratio > 1.5%                        No
                                                                                   May-98              Jun-98              Jul-98

B)   Delinquency Trigger:                                                     $1,398,621.99         $816,245.23       $1,108,659.81
     Balance delinquency 60+ days                                                  1.00298%            0.62185%            0.91886%
     As % of Beginning Pool Balance                                                0.91362%            0.88142%            0.84790%
     Three Month Average

Trigger:  Is Average > 2.0%                      No

C)   Noteholders Percent Trigger:            2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                      No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer